Exhibit 10.3

LOAN AGREEMENT
DATE OF AGREEMENT: 09/22/97

BORROWERS NAME AND ADDRESS
TOWER TECH, INC.
P.O. BOX 1838
CHICKASHA, OK 73023

LENDERS NAME AND ADDRESS
CHICKASHA BANK TRUST CO
P. O. Box 1307
CHICKASHA, OK  73023

The undersigned Borrower with principal office, place of record keeping and mailing address as shown above, hereby acknowledges receipt of proceeds, or some part thereof, or renewal thereof, of the following described loan and/or extension of credit from the Lender named in this Agreement;

         Loan  #20720-16  dated  09/22/97  in the amount of  $400,037.50  with a maturity of 04/01/99.


IN CONSIDERATION of Lender making such loan and/or extension of credit, or any part thereof, Borrower agrees as follows:

A. Financial Information. To deliver to Lender within the stated time limits the following financial information and income tax returns as of the dates and for the period indicated:

1.    ANNUAL PERSONAL FINANCIAL STATEMENT
2.    ANNUAL PERSONAL TAX RETURNS
3.    ANNUAL CORPORATE FINANCIAL STATEMENT
4.    ANNUAL CORPORATE TAX RETURNS


B. Litigation. To inform Lender promptly of any litigation, or of any claim or controversy which might become the subject of litigation, against Borrower or affecting any of Borrower's property, if such litigation or potential litigation, in the event of an unfavorable outcome, would have a material adverse effect on Borrower's financial condition;


C. Taxes. To pay promptly when due any and all taxes, assessments and governmental charges against Borrower or against any of Borrower's property, unless the same is being contested in good faith by appropriate proceedings and reserves deemed adequate by Lender have been established therefor;

D. Labor and Material. To pay promptly all lawful claims whether for labor, materials or otherwise, which might or could, if unpaid, become a lien or charge on any property or assets of Borrower, unless and to the extent only that the same are being contested in good faith by appropriate proceedings and reserves deemed adequate by Lender have been established therefor;



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E.  Insurance.  To  maintain  with  financially  sound and  reputable  insurance organizations approved by Lender, insurance of the kinds and covering the risks and in the amounts usually carried by companies engaged in businesses similar to that of Borrower, which insurance in all events shall be satisfactory to Lender and provide suitable loss payable clauses in favor of Lender, and, at Lender's request deliver to Lender evidence of the maintenance of such insurance; and

F. Accounting Records. To maintain adequate records in accordance with generally accepted accounting principles of an transactions so that at any time and from time to time the true and complete financial condition of the Borrower may be readily determined.

G . BUILDING OCCUPANCY. TO OCCUPY THE BUILDING AS A MANUFACTURING OR PRODUCTION FACILITY DURING THE TERM OF THE LOAN. IN THE EVENT THE BUILDING IS VACATED, BORROWER AGREES THAT NO FURTHER ADVANCES WILL BE MADE AND THE BALANCE WOULD BECOME DUE AND PAYABLE UPON DEMAND.

LENDER NAME AND ADDRESS

CHICKASHA BANK & TRUST CO.
P. O. 1307
CHICKASHA, OK 73023

By:  ss/Tom L. Avant
     -----------------------
     TOM L. AVANT, VICE PRES.

BORROWER(S) SIGNATURE(S)

By:  ss/Harold D. Curtis
     -----------------------
     HAROLD D. CURTIS, PRESIDENT

     ss/Harold D. Curtis
     -----------------------
     HAROLD D. CURTIS, INDIVIDUALLY

     ss/Carolyn M. Curtis
     -----------------------
     CAROLYN M. CURTIS, INDIVIDUALLY